Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Fourth Quarter and Full Year 2022 Financial Results, and Provides 2023 Guidance
FOURTH QUARTER 2022 HIGHLIGHTS
•Total revenues increased $65.4 million, or 26.3%, to $313.7 million in Q4 2022 from $248.3 million in Q4 2021.
•Revenues within the Digital capability increased 37.0% to $130.1 million in Q4 2022 compared to $95.0 million Q4 2021.
•Net income was $17.1 million in Q4 2022 compared to $31.1 million in Q4 2021. Results for Q4 2021 include a $23.7 million gain, net of tax, from the sale of the company's Life Sciences business in the fourth quarter of 2021.
•Adjusted EBITDA(7), a non-GAAP measure, increased $9.7 million, or 33.1%, to $39.0 million in Q4 2022 from $29.3 million in Q4 2021.
•Diluted earnings per share was $0.85 in Q4 2022 compared to $1.45 in Q4 2021.
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $0.32, or 40.0%, to $1.12 in Q4 2022 from $0.80 in Q4 2021.
•Huron repurchased 0.3 million shares of the company's common stock for $23.5 million in Q4 2022.
•Net cash provided by operating activities was $91.2 million in Q4 2022.
•Huron refinanced its $600 million credit facility; including extending the maturity date to 2027 and transitioning to SOFR, while maintaining favorable pricing and flexibility.
FULL YEAR 2022 HIGHLIGHTS AND 2023 GUIDANCE
•Total revenues increased $226.8 million, or 25.0%, to $1.132 billion for full year 2022 compared to $905.6 million for full year 2021.
•Revenues within the Digital capability increased 41.4% to $494.5 million for full year 2022 compared to $349.7 million for full year 2021.
•Net income increased $12.6 million, or 19.9%, to $75.6 million for full year 2022 compared to $63.0 million for full year 2021. Results for full year 2022 include an unrealized gain of $19.8 million, net of tax, recognized in Q1 2022 on the company's investment in a hospital-at-home company. Results for full year 2021 include a $23.7 million gain, net of tax, from the sale of the company's Life Sciences business in the fourth quarter of 2021.
•Adjusted EBITDA(7), a non-GAAP measure, increased $33.0 million, or 33.8%, to $130.8 million for full year 2022 from $97.8 million for full year 2021.

•Diluted earnings per share increased $0.75, or 26.0%, to $3.64 for full year 2022 from $2.89 for full year 2021.
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $0.82, or 31.4%, to $3.43 for full year 2022 from $2.61 for full year 2021.
•Huron repurchased 2.0 million shares of the company's common stock for $121.3 million in 2022.
•Huron provides full year 2023 guidance, including revenue expectations in a range of $1.22 billion to $1.28 billion.
CHICAGO - Feb 28, 2023 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the fourth quarter and full year ended December 31, 2022.
“We achieved record revenues in the fourth quarter and full year 2022, growing revenues 26% and 25%, respectively. Revenue growth for both the fourth quarter and the full year was strong across all three operating segments and bolstered by continued growth in our Digital capability, which increased 41% in 2022. Our full year adjusted EBITDA margins improved 80 basis points over the prior year, reflecting solid progress toward our objective of returning to mid-teen EBITDA margins by 2025,” said Mark Hussey, chief executive officer and president of Huron.
“Going forward, our business trajectory and financial strength position us to continue creating long-term shareholder value. With our leading market positions in healthcare and education, our growing presence in commercial industries, our rapidly growing Digital capability, and the ongoing market demand for our offerings, we believe we have established a solid foundation for continued growth and increased profitability in 2023,” added Hussey.
FOURTH QUARTER 2022 RESULTS
Revenues increased $65.4 million, or 26.3%, to $313.7 million for the fourth quarter of 2022, compared to $248.3 million for the fourth quarter of 2021. This revenue growth was highlighted by 37.0% growth in the Digital capability and 19.8% growth in the Consulting and Managed Services capability in the aggregate across all industries during the fourth quarter of 2022 compared to the same prior year period.

Net income was $17.1 million for the fourth quarter of 2022 compared to $31.1 million for the same quarter last year. Diluted earnings per share was $0.85 for the fourth quarter of 2022 compared to $1.45 for the fourth quarter of 2021. Results for the fourth quarter of 2021 include a $23.7 million gain, net of tax, from the sale of the company's Life Sciences business in the fourth quarter of 2021.
Fourth quarter 2022 earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) was $34.5 million, compared to $50.0 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2022	2021
Amortization of intangible assets	$2,702	$2,328
Restructuring charges	$4,953	$9,235
Other losses (gains)	$(159)	$100
Transaction-related expenses	$—	$1,447
Gain on sale of business	$—	$(31,510)
Tax effect of adjustments	$(1,986)	$4,530
Foreign currency transaction losses (gains), net	$(246)	$21
Adjusted EBITDA(7) increased $9.7 million, or 33.1%, to $39.0 million, or 12.4% of revenues, in the fourth quarter of 2022, compared to $29.3 million, or 11.8% of revenues, in the same quarter last year. Adjusted net income(7)

increased $5.4 million, or 31.5%, to $22.6 million, or $1.12 per diluted share, for the fourth quarter of 2022, compared to $17.2 million, or $0.80 per diluted share, for the same quarter in 2021.
The number of revenue-generating professionals(1) increased 28.0% to 4,832 as of December 31, 2022 from 3,776 as of December 31, 2021. The utilization rate(5) of the company's Consulting capability increased to 80.6% during the fourth quarter 2022, compared to 69.9% during the same period last year. The utilization rate(5) for the company's Digital capability decreased to 69.4% during the fourth quarter 2022, compared to 71.2% during the same period last year.
Additionally, in the fourth quarter of 2022, Huron repurchased 331,165 shares of the company's common stock for $23.5 million.
FULL YEAR 2022 RESULTS
Revenues increased $226.8 million, or 25.0%, to $1.132 billion for full year 2022, compared to $905.6 million for full year 2021. This revenue growth was highlighted by 41.4% growth from the Digital capability in the aggregate across all industries and growth in the Education and Healthcare segments' Consulting and Managed Services capabilities of 46.4% and 11.8%, respectively, for full year 2022 compared to the same prior year period.
Net income increased $12.6 million, or 19.9%, to $75.6 million for full year 2022, compared to $63.0 million for full year 2021. Diluted earnings per share increased $0.75, or 26.0%, to $3.64 for full year 2022, compared to $2.89 for the same period last year. Results for full year 2022 include an unrealized gain of $19.8 million, net of tax, related to the increase in fair value of the company's investment in a hospital-at-home company. Results for full year 2021 include a $23.7 million gain, net of tax, from the sale of the company's Life Sciences business in the fourth quarter of 2021.
EBITDA(7) for full year 2022 increased $34.2 million, or 29.8%, to $148.7 million, compared to $114.5 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2022	2021
Amortization of intangible assets	$11,198	$9,251
Restructuring charges	$9,909	$12,401
Other losses (gains)	$(193)	$198
Transaction-related expenses	$50	$1,782
Unrealized gain on preferred stock investment	$(26,964)	$—
Gain on sale of business	$—	$(31,510)
Tax effect of adjustments	$1,590	$1,742
Foreign currency transaction losses (gains), net	$(655)	$419
Adjusted EBITDA(7) increased $33.0 million, or 33.8%, to $130.8 million, or 11.6% of revenues, for full year 2022, compared to $97.8 million, or 10.8% of revenues, for the same period last year. Adjusted net income(7) increased $14.3 million, or 25.1%, to $71.1 million, or $3.43 per diluted share, for full year 2022, compared to $56.9 million, or $2.61 per diluted share, for full year 2021.
The number of revenue-generating professionals(1) increased 28.0% to 4,832 as of December 31, 2022 from 3,776 as of December 31, 2021. The utilization rate(5) of the company's Consulting capability increased to 75.2% for full year 2022, compared to 70.6% during the same period last year. The utilization rate(5) for the company's Digital capability decreased to 71.0% for full year 2022, compared to 72.5% during the same period last year.
Additionally, in 2022, Huron repurchased 2,037,752 shares of the company's common stock for $121.3 million, representing 9.3% of the common stock outstanding as of December 31, 2021.

OPERATING INDUSTRIES
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s full year 2022 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (47%); Education (32%); and Commercial (21%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Annual Report on Form 10-K filing for the year ended December 31, 2022.
OUTLOOK FOR 2023
Based on currently available information, the company provided guidance for full year 2023 revenues before reimbursable expenses in a range of $1.22 billion to $1.28 billion. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 12.0% to 12.5% and non-GAAP adjusted diluted earnings per share in a range of $3.75 to $4.25.
Management will provide a more detailed discussion of its outlook during the company's earnings conference call webcast.
FOURTH QUARTER 2022 WEBCAST
The company will host a webcast to discuss its financial results today, February 28, 2023, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2022 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues and reimbursable expenses:
Revenues	$313,711	$248,294	$1,132,455	$905,640
Reimbursable expenses	7,472	12,442	26,506	21,318
Total revenues and reimbursable expenses	321,183	260,736	1,158,961	926,958
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	216,033	173,233	785,881	636,776
Reimbursable expenses	7,422	12,136	26,671	21,369
Selling, general and administrative expenses	60,495	49,510	209,381	178,084
Restructuring charges	4,953	9,235	9,909	12,401
Depreciation and amortization	6,781	6,458	27,359	25,489
Total operating expenses	295,684	250,572	1,059,201	874,119
Operating income	25,499	10,164	99,760	52,839
Other income (expense), net:
Interest expense, net of interest income	(4,130)	(2,185)	(11,883)	(8,150)
Other income, net	2,001	33,170	20,700	35,347
Total other income (expense), net	(2,129)	30,985	8,817	27,197
Income before taxes	23,370	41,149	108,577	80,036
Income tax expense	6,286	10,091	33,025	17,049
Net income	$17,084	$31,058	$75,552	$62,987
Earnings per share:
Net income per basic share	$0.88	$1.48	$3.73	$2.94
Net income per diluted share	$0.85	$1.45	$3.64	$2.89
Weighted average shares used in calculating earnings per share:
Basic	19,470	21,039	20,249	21,439
Diluted	20,159	21,466	20,746	21,809
Comprehensive income (loss):
Net income	$17,084	$31,058	$75,552	$62,987
Foreign currency translation adjustments, net of tax	(157)	(1,161)	(1,890)	(925)
Unrealized gain (loss) on investment, net of tax	(3,428)	3,237	(6,146)	1,169
Unrealized gain on cash flow hedging instruments, net of tax	257	1,579	9,315	3,535
Other comprehensive income (loss)	(3,328)	3,655	1,279	3,779
Comprehensive income	$13,756	$34,713	$76,831	$66,766

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$11,834	$20,781
Receivables from clients, net	147,852	122,316
Unbilled services, net	141,781	91,285
Income tax receivable	960	8,071
Prepaid expenses and other current assets	26,057	15,229
Total current assets	328,484	257,682
Property and equipment, net	26,107	31,004
Deferred income taxes, net	1,554	1,804
Long-term investments	91,194	72,584
Operating lease right-of-use assets	30,304	35,311
Other non-current assets	73,039	68,191
Intangible assets, net	23,392	31,894
Goodwill	624,966	620,879
Total assets	$1,199,040	$1,119,349
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,254	$13,621
Accrued expenses and other current liabilities	27,268	22,519
Accrued payroll and related benefits	171,723	139,131
Current maturities of long-term debt	—	559
Current maturities of operating lease liabilities	10,530	10,142
Deferred revenues	21,909	19,212
Total current liabilities	245,684	205,184
Non-current liabilities:
Deferred compensation and other liabilities	33,614	43,458
Long-term debt, net of current portion	290,000	232,221
Operating lease liabilities, net of current portion	45,556	54,313
Deferred income taxes, net	32,146	12,273
Total non-current liabilities	401,316	342,265
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 22,507,159 and 24,364,814 shares issued, respectively	223	239
Treasury stock, at cost, 2,711,712 and 2,495,172 shares, respectively	(137,556)	(135,969)
Additional paid-in capital	318,706	413,794
Retained earnings	352,548	276,996
Accumulated other comprehensive income	18,119	16,840
Total stockholders’ equity	552,040	571,900
Total liabilities and stockholders’ equity	$1,199,040	$1,119,349

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$75,552	$62,987
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	27,359	25,978
Non-cash lease expense	6,369	6,967
Lease-related impairment charges	211	—
Share-based compensation	30,971	25,857
Amortization of debt discount and issuance costs	1,169	794
Allowances for doubtful accounts	141	13
Deferred income taxes	18,784	12,480
Gain on sale of property and equipment, excluding transaction costs	(1,111)	(343)
Gain on sale of business, excluding transaction costs	—	(32,824)
Change in fair value of contingent consideration liabilities	(359)	173
Change in fair value of preferred stock investment	(26,964)	—
Other, net	6	(78)
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(25,847)	(39,845)
(Increase) decrease in unbilled services, net	(51,359)	(38,820)
(Increase) decrease in current income tax receivable / payable, net	7,673	(2,723)
(Increase) decrease in other assets	2,532	(2,670)
Increase (decrease) in accounts payable and other liabilities	(13,466)	10,394
Increase (decrease) in accrued payroll and related benefits	32,770	(2,636)
Increase (decrease) in deferred revenues	969	(7,717)
Net cash provided by operating activities	85,400	17,987
Cash flows from investing activities:
Purchases of property and equipment	(12,547)	(10,871)
Investments in life insurance policies	(872)	(1,245)
Distributions from life insurance policies	3,377	—
Purchases of businesses, net of cash acquired	(3,448)	(44,819)
Capitalization of internally developed software costs	(11,752)	(4,889)
Proceeds from note receivable	154	—
Proceeds from sale of property and equipment	4,753	408
Divestiture of business	207	41,273
Net cash used in investing activities	(20,128)	(20,143)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,421	804
Shares redeemed for employee tax withholdings	(7,795)	(10,103)
Share repurchases	(120,393)	(64,612)
Proceeds from bank borrowings	314,000	235,000
Repayments of bank borrowings	(256,780)	(205,499)
Payments for debt issuance costs	(2,686)	—
Deferred payments on business acquisitions	(1,875)	—
Net cash used in financing activities	(74,108)	(44,410)
Effect of exchange rate changes on cash	(111)	170
Net decrease in cash and cash equivalents	(8,947)	(46,396)
Cash and cash equivalents at beginning of the period	20,781	67,177
Cash and cash equivalents at end of the period	$11,834	$20,781

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2022	2021		2022	2021
Healthcare:
Revenues	$153,330	$129,422	18.5%	$534,999	$444,767	20.3%
Operating income	$39,786	$31,813	25.1%	$131,227	$118,324	10.9%
Segment operating margin	25.9%	24.6%		24.5%	26.6%
Education:
Revenues	$96,601	$67,313	43.5%	$359,835	$242,374	48.5%
Operating income	$20,076	$15,203	32.1%	$78,924	$52,398	50.6%
Segment operating margin	20.8%	22.6%		21.9%	21.6%
Commercial:
Revenues	$63,780	$51,559	23.7%	$237,621	$218,499	8.8%
Operating income	$11,743	$5,144	128.3%	$50,025	$34,296	45.9%
Segment operating margin	18.4%	10.0%		21.1%	15.7%
Total Huron:
Revenues	$313,711	$248,294	26.3%	$1,132,455	$905,640	25.0%
Reimbursable expenses	7,472	12,442	(39.9)%	26,506	21,318	24.3%
Total revenues and reimbursable expenses	$321,183	$260,736	23.2%	$1,158,961	$926,958	25.0%

Segment operating income	$71,605	$52,160	37.3%	$260,176	$205,018	26.9%
Items not allocated at the segment level:
Other operating expenses	41,006	36,911	11.1%	140,145	131,545	6.5%
Depreciation and amortization	5,100	5,085	0.3%	20,271	20,634	(1.8)%
Total operating income	25,499	10,164	150.9%	99,760	52,839	88.8%
Other income (expense), net	(2,129)	30,985	(106.9)%	8,817	27,197	(67.6)%
Income before taxes	$23,370	$41,149	(43.2)%	$108,577	$80,036	35.7%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end) (1)(6):
Healthcare	1,890	1,596	18.4%	1,890	1,596	18.4%
Education	1,579	1,050	50.4%	1,579	1,050	50.4%
Commercial (2)	1,363	1,130	20.6%	1,363	1,130	20.6%
Total	4,832	3,776	28.0%	4,832	3,776	28.0%
Revenue by capability:
Consulting and Managed Services (3)	$183,638	$153,339	19.8%	$637,994	$555,915	14.8%
Digital	130,073	94,955	37.0%	494,461	349,725	41.4%
Total	$313,711	$248,294	26.3%	$1,132,455	$905,640	25.0%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting and Managed Services (4)	2,294	1,838	24.8%	2,294	1,838	24.8%
Digital	2,538	1,938	31.0%	2,538	1,938	31.0%
Total	4,832	3,776	28.0%	4,832	3,776	28.0%
Utilization rate by capability (5):
Consulting	80.6%	69.9%		75.2%	70.6%
Digital	69.4%	71.2%		71.0%	72.5%
(1)Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the Culture and Organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare Managed Services employees who provide revenue cycle billing, collections insurance verification and change integrity services to clients.
(2)The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education.
(3)Managed Services capability revenues within our Healthcare segment was $20.1 million and $12.3 million for the three months ended December 31, 2022 and 2021, respectively; and $67.6 million and $47.7 million for the year ended December 31, 2022 and 2021, respectively.
Managed Services capability revenues within our Education segment was $4.4 million and $2.3 million for the three months ended December 31, 2022 and 2021, respectively; and $15.7 million and $9.1 million for the year ended December 31, 2022 and 2021, respectively.
(4)The number of Managed Services revenue-generating professionals within our Healthcare segment as of December 31, 2022 and 2021 was 715 and 509, respectively.
The number of Managed Services revenue-generating professionals within our Education segment as of December 31, 2022 and 2021 was 106 and 72, respectively.
(5)Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
(6)During the first quarter of 2022, we reclassified certain Digital revenue-generating professionals within our Healthcare and Education segments to our Commercial segment as these professionals can provide services across all of our industries. This reclassification did not impact the total headcount within our Digital capability for any period. The prior period headcount has been revised for consistent presentation.
HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues	$313,711	$248,294	$1,132,455	$905,640
Net income	$17,084	$31,058	$75,552	$62,987
Add back:
Income tax expense	6,286	10,091	33,025	17,049
Interest expense, net of interest income	4,130	2,185	11,883	8,150
Depreciation and amortization	6,995	6,707	28,233	26,347
Earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	34,495	50,041	148,693	114,533
Add back:
Restructuring charges	4,953	9,235	9,909	12,401
Other losses (gains)	(159)	100	(193)	198
Transaction-related expenses	—	1,447	50	1,782
Unrealized gain on preferred stock investment	—	—	(26,964)	—
Gain on sale of business	—	(31,510)	—	(31,510)
Foreign currency transaction losses (gains), net	(246)	21	(655)	419
Adjusted EBITDA (7)	$39,043	$29,334	$130,840	$97,823
Adjusted EBITDA as a percentage of revenues (7)	12.4%	11.8%	11.6%	10.8%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income	$17,084	$31,058	$75,552	$62,987
Weighted average shares - diluted	20,159	21,466	20,746	21,809
Diluted earnings per share	$0.85	$1.45	$3.64	$2.89
Add back:
Amortization of intangible assets	2,702	2,328	11,198	9,251
Restructuring charges	4,953	9,235	9,909	12,401
Other losses (gains)	(159)	100	(193)	198
Transaction-related expenses	—	1,447	50	1,782
Unrealized gain on preferred stock investment	—	—	(26,964)	—
Gain on sale of business	—	(31,510)	—	(31,510)
Tax effect of adjustments	(1,986)	4,530	1,590	1,742
Total adjustments, net of tax	5,510	(13,870)	(4,410)	(6,136)
Adjusted net income (7)	$22,594	$17,188	$71,142	$56,851
Adjusted weighted average shares - diluted	20,159	21,466	20,746	21,809
Adjusted diluted earnings per share (7)	$1.12	$0.80	$3.43	$2.61

(7)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.